UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 2, 2008

LINCOLN BANCORP

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

000-25219

(Commission file number)

35-2055553

(I.R.S. Employer

Identification No.)

905 Southfield Drive

Plainfield, Indiana 46168

(Address of principal executive offices)

(317) 839-6539

(Registrant’s Telephone Number,

Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On September 2, 2008, Lincoln Bancorp (“Lincoln”) and First Merchants Corporation (“First Merchants”) jointly announced the signing of a definitive agreement (the “Merger Agreement”) pursuant to which Lincoln will be merged with and into First Merchants (the “Merger”). The Merger Agreement provides that upon the effective date of the Merger, each Lincoln shareholder will have the option of receiving approximately 0.7004 shares of First Merchants common stock or approximately $15.76 in cash for each share of Lincoln stock owned as of the effective date of the merger. However, no more than 3,576,417 shares of First Merchants' common stock and no more than $16,800,000 in cash may be paid to the Lincoln shareholders in the Merger, and there may be re-allocations of cash and stock to certain Lincoln shareholders if either threshold is exceeded. Based on the closing price of First Merchants’ common stock on September 2, 2008, the transaction has an estimated aggregate value between $74 million and $77 million, depending on the elections of shareholders. The transaction is expected to be a tax-free stock exchange for those Lincoln shareholders electing to receive First Merchants common stock. The press release with respect to the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

The Merger is expected to close at the end of 2008. The Agreement has been approved by the boards of directors of Lincoln and First Merchants. However, it is subject to certain other conditions, including the approval of the shareholders of Lincoln and the approval of regulatory authorities.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated by reference as Exhibit 2.1 hereto.

Item 7.01 Regulation FD Disclosure.

On September 3, 2008, First Merchants Corporation and Lincoln Bancorp jointly issued a press release announcing the execution of the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events.

On September 2, 2008, in connection with the execution of the Agreement of Reorganization and Merger as discussed in Item 1.01 above, several executive officers and the directors of Lincoln Bancorp entered into a Voting Agreement in which they agreed to vote shares of common stock owned by them in favor of the Merger.

ITEM 9.01. Financial Statements and Exhibits.

 (c) Exhibits

Exhibit No.	Description

2.1

Agreement of Reorganization and Merger dated September 2, 2008, between First Merchants Corporation and Lincoln Bancorp, incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of First Merchants Corporation (File No. 0-17071) filed September 3, 2008.

99.1	Press Release dated September 3, 2008.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LINCOLN BANCORP

Date:	September 3, 2008	By: /s/ John M. Baer_________

John M. Baer

Secretary and Treasurer

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